Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Manager, Investor Relations	Senior Vice President, CFO
	713/646-4222 – 800/564-3036	713/646-4455 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Strong First-Quarter 2009 Results

(Houston – May 6, 2009) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $211 million, or $1.41 per diluted limited partner unit, for the first quarter of 2009 as compared to net income for the first quarter of 2008 of $92 million, or $0.56 per diluted limited partner unit.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $321 million for the first quarter of 2009, compared with EBITDA of $180 million for the first quarter of 2008.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below.  Accordingly, the Partnership’s first-quarter 2009 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $162 million, $1.02 and $272 million, respectively, as compared to first-quarter 2008 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA of $103 million, $0.65 and $191 million, respectively. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“Plains All American delivered strong first-quarter results that exceeded the high-end of our guidance range. These results were underpinned by solid baseline contributions from fee and fee-equivalent activities from all three of our business segments,” stated Greg L. Armstrong, Chairman and CEO of Plains All American.  “Additionally, our strategically-located asset base and proven business model enabled us to generate additional margin by capitalizing on the favorable contango market conditions and overall volatility present during the first quarter.”

“PAA ended the quarter with healthy distribution coverage, a solid balance sheet and significant liquidity.  Including the proceeds from our $350 million senior notes offering completed in mid-April, PAA ended the quarter with approximately $1.8 billion in available committed liquidity,” continued Armstrong.  “This attractive liquidity position and financial flexibility positions the Partnership to execute its business plan and to pursue attractive acquisition and expansion opportunities during an extended period of strained macroeconomic conditions and unsettled capital markets.”

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended
	March 31,
	2009	2008
Selected items impacting comparability
Equity compensation charge (1)	$(9)	$(6)
Inventory valuation adjustments net of gains and losses from related derivative activities (2)	22	—
Gains/(losses) from other derivative activities (2) (3)	26	(5)
Net gain on foreign currency revaluation	10	—
Selected items impacting comparability	49	(11)
Less: GP 2% portion of selected items impacting comparability	(1)	—
LP 98% portion of selected items impacting comparability	$48	$(11)

Impact to basic net income per limited partner unit	$0.39	$(0.09)

Impact to diluted net income per limited partner unit	$0.39	$(0.09)

(1)    The equity compensation charge for the three months ended March 31, 2009 and 2008 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $2 million and less than $1 million for the three months ended March 31, 2009 and 2008, respectively.

(2)    Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of gains and losses from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(3)    Gains and losses from derivative activities for the three months ended March 31, 2009 and 2008 include gains of approximately $3 million and $2 million, respectively, related to interest rate derivatives, which are included in interest income and other income (expense), net, but do not impact segment profit.

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the first-quarter reporting period (amounts in millions):

	Three Months Ended			Three Months Ended
	March 31, 2009			March 31, 2008
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$225	$77	$3,133	$205	$59	$7,037
Purchases and related costs (1)	(16)	—	(2,904)	(21)	—	(6,921)
Field operating costs (excluding equity compensation charge) (1)	(78)	(27)	(49)	(79)	(24)	(41)
Equity compensation charge - operations	(1)	—	—	—	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(14)	(4)	(18)	(14)	(4)	(16)
Equity compensation charge - general and administrative	(5)	(2)	(3)	(3)	(1)	(2)
Equity earnings in unconsolidated entities	1	2	—	1	1	—
Reported segment profit	$112	$46	$159	$89	$31	$57

Selected items impacting comparability of segment profit:
Equity compensation charge (3)	5	1	3	3	1	2
Inventory valuation adjustments net of (gains)/losses from related derivative activities (4)	—	—	(22)	—	—	—
(Gains)/losses from other derivative activities (4) (5)	—	—	(23)	—	—	7
Net gain on foreign currency revaluation	—	—	(10)	—	—	—
Subtotal	5	1	(52)	3	1	9
Segment profit excluding selected items impacting comparability	$117	$47	$107	$92	$32	$66

Maintenance capital	$14	$6	$2	$14	$5	$1

(1)    Includes intersegment amounts.

(2)    Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)    The equity compensation charge for the three months ended March 31, 2009 and 2008 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $2 million and less than $1 million for the three months ended March 31, 2009 and 2008, respectively.

(4)    Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of (gains)/losses from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(5)    The gains and losses from derivative activities for the three months ended March 31, 2009 and 2008 include gains of approximately $3 million and $2 million, respectively, related to interest rate derivatives, which are included in interest income and other income (expense), net, but do not impact segment profit.

Adjusted segment profit for the Transportation segment for the first quarter of 2009 increased 27% over corresponding 2008 results due principally to contributions from the Partnership’s Rainbow Pipe Line acquisition, which closed in May 2008 and higher average pipeline tariff rates.

Adjusted segment profit for the Facilities segment for the first quarter of 2009 increased 47% over comparable 2008 metrics due primarily to capacity increases from recently completed capital projects, higher average lease rates across the Partnership’s assets and contributions from an LPG storage asset acquired in 2008.

Adjusted segment profit for the Marketing segment for the first quarter of 2009 increased 62% over comparable 2008 metrics, due to an increase in LPG sales margins and increased profitability resulting from the favorable impact of a contango market structure.

The Partnership’s basic weighted average units outstanding for the first quarter of 2009 totaled 124 million (125 million diluted) as compared to 116 million (117 million diluted) in last year’s first quarter. At March 31, 2009, the Partnership had approximately 128.7 million units outstanding, long-term debt of approximately $3.2 billion and a long-term debt-to-total capitalization ratio of 47%.

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

The Partnership has declared a quarterly distribution of $0.905 per unit ($3.62 per unit on an annualized basis) payable May 15, 2009 on its outstanding limited partner units.  This distribution payment represents increases of approximately 4.6% and 1.4%, respectively, over the quarterly distributions paid in May 2008 and February 2009.

Prior to its May 7 conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the second quarter and full year 2009. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Thursday, May 7, 2009 to discuss the following items:

1.               The Partnership’s first-quarter 2009 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the second quarter and full year 2009; and

5.               The Partnership’s outlook for the future.

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

If you are unable to participate in the webcast, please dial 877-709-8150, or, for international callers, 201-689-8354, at approximately 10:55 AM (Eastern). No password or reservation number is required.  You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 877-660-6853, or, for international callers, 201-612-7415, and enter account number 232 and replay ID number 319174.  The replay will be available beginning Thursday, May 7, 2009, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Sunday, June 7, 2009.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% indirect ownership in PAA Natural Gas Storage LLC, the partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this report are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements.  These risks and uncertainties include, among other things, failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by deteriorated financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended
	March 31,
	2009	2008
REVENUES	$3,302	$7,195

COSTS AND EXPENSES
Crude oil, refined products and LPG purchases and related costs	2,790	6,836
Field operating costs	152	144
General and administrative expenses	46	40
Depreciation and amortization	58	48

Total costs and expenses	3,046	7,068

OPERATING INCOME	256	127

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	3	2
Interest expense	(51)	(42)
Interest income and other income (expense), net	4	3

INCOME BEFORE TAX	212	90
Current income tax expense	(2)	(1)
Deferred income tax benefit	1	3

NET INCOME	$211	$92

NET INCOME - LIMITED PARTNERS	$180	$67

NET INCOME - GENERAL PARTNER	$31	$25

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.42	$0.56

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.41	$0.56

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	124	116

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	125	117

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

	Three Months Ended
	March 31,
OPERATING DATA (1)	2009	2008

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	35	46
Basin	393	363
Capline	206	190
Line 63/Line 2000	121	162
Salt Lake City Area Systems (2)	104	97
West Texas/New Mexico Area Systems (2)	395	350
Manito	65	69
Rainbow	195	—
Rangeland	59	62
Refined products	97	115
Other	1,141	1,191
Tariff activities total	2,811	2,645
Trucking	89	97
Transportation activities total	2,900	2,742

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	55	51
Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	17	13
LPG processing (average throughput in thousands of barrels per day)	14	15
Facilities activities total (average monthly capacity in millions of barrels) (3)	58	54

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering purchases	631	680
Refined products sales	36	20
LPG sales	144	136
Waterborne foreign crude oil imported	58	74
Marketing activities total	869	910

(1) Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.

(2) The aggregate of multiple systems in the respective areas. The volumes for the West Texas/New Mexico Area Systems for the three months ended March 31, 2008 previously included amounts for the Mesa system, which has been reclassified to “Other” for all periods presented.

(3) Facilities total is calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets	$2,013	$2,596
Property and equipment, net	5,083	5,059
Pipeline linefill in owned assets	418	425
Long-term inventory	128	139
Investment in unconsolidated entities	250	257
Goodwill	1,201	1,210
Other long-term assets, net	292	346

Total assets	$9,385	$10,032

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$2,211	$2,960
Long-term debt under credit facilities and other	1	40
Senior notes, net of unamortized discount	3,219	3,219
Other long-term liabilities and deferred credits	214	261

Total liabilities	5,645	6,480

Partners’ capital excluding noncontrolling interest	3,678	3,552
Noncontrolling interest	62	—

Total partners’ capital	3,740	3,552

Total liabilities and partners’ capital	$9,385	$10,032

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended
	March 31,
	2009	2008
Numerator for basic and diluted earnings per limited partner unit:
Net income	$211	$92
Less: General partner’s incentive distribution paid (1)	(28)	(23)
Subtotal	183	69
Less: General partner 2% ownership (1)	(3)	(2)
Net income available to limited partners	180	67
Adjustment in accordance with EITF 07-04 (1)	(4)	(2)
Net income available to limited partners in accordance with EITF 07-04	$176	$65

Denominator:
Basic weighted average number of limited partner units outstanding	124	116
Effect of dilutive securities:
Weighted average LTIP units	1	1
Diluted weighted average number of limited partner units outstanding	125	117

Basic net income per limited partner unit	$1.42	$0.56

Diluted net income per limited partner unit	$1.41	$0.56

(1) We allocate net income to our general partner based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  EITF 07-04 requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized within the earnings per unit calculation.  We reflect the impact of this difference as the Adjustment in accordance with EITF 07-04.

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended
	March 31,
	2009	2008
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Net income reconciliation
Net income	$211	$92
Add: Interest expense	51	42
Add/(Less): Income tax expense/(benefit)	1	(2)
Earnings before interest and taxes (“EBIT”)	263	132
Add: Depreciation and amortization	58	48
EBITDA	$321	$180

	Three Months Ended
	March 31,
	2009	2008
Cash flow from operating activities reconciliation
EBITDA	$321	$180
Current income tax expense	(2)	(1)
Interest expense	(51)	(42)
Net change in assets and liabilities, net of acquisitions	190	366
Other items to reconcile to cash flows from operating activities:
Net cash received for termination of interest rate and foreign currency hedging instruments	9	—
Equity compensation charge	11	6

Net cash provided by operating activities	$478	$509

	Three Months Ended
	March 31,
	2009	2008
Funds flow from operations (“FFO”)
Net income	$211	$92
Equity earnings in unconsolidated entities, net of distributions	(1)	1
Depreciation and amortization	58	48
Deferred income tax benefit	(1)	(3)
Non-cash amortization of terminated interest rate and foreign currency hedging instruments	(5)	—
FFO	262	138
Maintenance capital	(22)	(20)

FFO after maintenance capital	$240	$118

– MORE –

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS  (continued)

(In millions, except per unit data)

	Three Months Ended
	March 31,
	2009	2008
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net income	$211	$92
Selected items impacting comparability	(49)	11
Adjusted net income	$162	$103

Net income available to limited partners under EITF 07-04	$176	$65
Limited partners’ 98% of selected items impacting comparability	(48)	11
Adjusted limited partners’ net income	$128	$76

Adjusted basic net income per limited partner unit	$1.03	$0.65

Adjusted diluted net income per limited partner unit	$1.02	$0.65

Basic weighted average units outstanding	124	116

Diluted weighted average units outstanding	125	117

	Three Months Ended
	March 31,
	2009	2008
EBITDA excluding selected items impacting comparability
EBITDA	$321	$180
Selected items impacting comparability	(49)	11
Adjusted EBITDA	$272	$191

# # #

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036